Exhibit 4.12

EXECUTION VERSION

AGREEMENT BETWEEN NOTE HOLDERS

Dated as of December 28, 2020

by and between

ARGENTIC REAL ESTATE FINANCE LLC
(Note A-1 Holder)

and

UBS AG
(Note A-2 Holder)

and

ARGENTIC REAL ESTATE FINANCE LLC
(Note A-3 Holder)

and

UBS AG
(Note A-4 Holder)

and

ARGENTIC REAL ESTATE FINANCE LLC
(Note A-5 Holder)

 Phoenix Industrial Portfolio V

- i -

This AGREEMENT BETWEEN NOTE HOLDERS (this “Agreement”), dated as of December 28, 2020 by and between ARGENTIC REAL ESTATE FINANCE LLC, a Delaware limited liability company (“Argentic” and, together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1, the “Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG” and, together with its successors and assigns in interest, in its capacity as initial owner of the Note A-2, the “Note A-2 Holder”), Argentic (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-3, the “Note A-3 Holder”), UBS AG (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-4, the “Note A-4 Holder”) and Argentic (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-5, the “Note A-5 Holder” and, together with the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder and Note A-4 Holder, the “Note Holders”).”

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), UBS AG, New York Branch originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by five promissory notes, each dated as of the respective dates set forth in Exhibit A hereto: (i) one promissory note designated Promissory Note A-1 made by the Mortgage Loan Borrower in favor of UBS AG, New York Branch in the original principal amount of $45,000,000.00, (ii) one promissory note designated Promissory Note A-2 made by the Mortgage Loan Borrower in favor of UBS AG, New York Branch in the original principal amount of $23,000,000.00, (iii) one promissory note designated Promissory Note A-3 made by the Mortgage Loan Borrower in favor of UBS AG, New York Branch in the original principal amount of $15,000,000.00, (iv) one promissory note designated Promissory Note A-4 made by the Mortgage Loan Borrower in favor of UBS AG, New York Branch in the original principal amount of $7,000,000.00 and (v) one promissory note designated Promissory Note A-5 made by the Mortgage Loan Borrower in favor of UBS AG, New York Branch in the original principal amount of $5,000,000.00. The note referenced in clause (i) of the preceding sentence, as amended, modified or supplemented, is referred to herein as “Note A-1”; the note referenced in clause (ii) of the preceding sentence, as amended, modified or supplemented, is referred to herein as “Note A-2”; the note referenced in clause (iii) of the preceding sentence, as amended, modified or supplemented, is referred to herein as “Note A-3”; the note referenced in clause (iv) of the preceding sentence, as amended, modified or supplemented, is referred to herein as “Note A-4”; and the note referenced in clause (v) of the preceding sentence, as amended, modified or supplemented, is referred to herein as “Note A-5”. Note A-1, Note A-2, Note A-2, Note A-3, Note A-4 and Note A-5 are collectively referred to herein as the “Notes”. The Notes are secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, on the date hereof, UBS AG sold to Argentic Note A-1, Note A-3 and Note A-5;

WHEREAS, each Note Holder intends, but each is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to its respective Note to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, each Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. Whenever a term is defined as having the meaning set forth in the Lead Securitization Servicing Agreement, it shall be deemed to refer to the definition of such term (or if no such definition exists, the definition of any term substantially similar thereto) as is set forth in the Lead Securitization Servicing Agreement.

“Acceptable Insurance Default” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Advances” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office, as of the date of this Agreement, is the office of the Note A-1 Holder listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Agreement between Note Holders, any exhibits and schedules hereto and all amendments hereof and thereof and supplements hereto and thereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Certificate Administrator” shall mean the certificate administrator appointed as provided in the Lead Securitization Servicing Agreement.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“CLO Asset Manager” with respect to any Securitization Vehicle that is a CLO, shall mean the entity that is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall have the meaning assigned to such term in Section 2(g)(viii).

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlling Note” shall mean Note A-1.

“Controlling Note Holder” shall mean the holder of the Controlling Note; provided that at any time the Controlling Note is included in a Securitization, the rights of the “Controlling Note Holder” may be exercised by the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) or party otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the Lead Securitization Servicing Agreement. If at any time 50% or more of the Controlling Note is held by the Mortgage Loan Borrower or a Mortgage Borrower Related Party, the Controlling Note Holder (and such party assigned the rights to exercise the rights of the “Controlling Note Holder” as described above)

shall not be entitled to exercise any rights of the Controlling Note Holder and neither the Controlling Note Holder nor any other person shall be entitled to exercise the rights of the Controlling Note Holder (and if the Controlling Note is included in a Securitization the related Securitization Servicing Agreement may contain additional limitations on the rights of the Controlling Note Holder that can be exercised by a certificateholder that is the Mortgage Loan Borrower or has certain relationships with the Mortgage Loan Borrower).

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Custodian” shall mean the custodian under the Lead Securitization Servicing Agreement.

“DBRS” shall mean DBRS, Inc., and its successors-in-interest.

“Depositor” shall mean (i) with respect to the Note A-1 Securitization, the depositor under the Note A-1 PSA, (ii) with respect to the Note A-2 Securitization, the depositor under the Note A-2 PSA, (iii) with respect to the Note A-3 Securitization, the depositor under the Note A-3 PSA, (iv) with respect to the Note A-4 Securitization, the depositor under the Note A-4 PSA, and (v) with respect to the Note A-5 Securitization, the depositor under the Note A-5 PSA.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors-in-interest.

“First Securitization” shall mean the earliest to occur of the Note A-1 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization and the Note A-5 Securitization.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall have the meaning assigned to such term or analogous term in the Mortgage Loan Agreement.

“Interested Person” shall mean the Depositor, any Non-Lead Depositor, the Master Servicer, any Non-Lead Master Servicer, the Special Servicer, any Non-Lead Special Servicer, the Trustee, any Non-Lead Trustee, any Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, the Non-Lead Operating Advisor, the Controlling Note Holder, the Controlling Note Holder Representative, any Non-Controlling Note Holder, any Non-Controlling Note Holder Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity that holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors-in-interest.

“Lead Depositor” shall mean the Depositor under the Lead Securitization Servicing Agreement.

“Lead Securitization” shall mean (a) if the First Securitization is also the Note A-1 Securitization, such First Securitization and (b) if the First Securitization is not also the Note A-1 Securitization, then (i) for the period from the closing date of the First Securitization until the Note A-1 Securitization Date, the First Securitization and (ii) on and after the Note A-1 Securitization Date, the Note A-1 Securitization.

“Lead Securitization Controlling Class Representative” shall mean the “Controlling Class Representative” as defined in the Lead Securitization Servicing Agreement.

“Lead Securitization Note” shall mean (a) during the period from and after the Securitization of any Note (other than Note A-1) but prior to the Note A-1 Securitization Date, the Note to be contributed to the First Securitization; and (b) on and after the Note A-1 Securitization Date, Note A-1.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean, as of any date of determination, the pooling and servicing agreement that governs the Securitization that is then the Lead Securitization; provided, that during any period that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with the second paragraph of Section 2(a).

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall mean each “Major Decision” as defined in the Lead Securitization Servicing Agreement.

“Master Servicer” shall mean the master servicer related to the Mortgage Loan under the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall have the meaning assigned to such term or analogous term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors-in-interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors-in-interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of November 24, 2020, between UBS AG, New York Branch, as lender, and the Mortgage Loan Borrower, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“New Notes” shall have the meaning assigned to such term in Section 33.

“Non-Controlling Note” means Note A-2, Note A-3, Note A-4, Note A-5 and any New Note designated as a “Non-Controlling Note” hereunder pursuant to Section 33.

“Non-Controlling Note Holder” means any holder of a Non-Controlling Note; provided that at any time such holder’s respective Note is included in a Securitization, the consultation and other rights of the “Non-Controlling Note Holder” herein may be exercised by the directing certificateholder under the Non-Lead Securitization Servicing Agreement or any other party assigned the rights to exercise the rights of a “Non-Controlling Note Holder” hereunder as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice. If at any time 50% or more of a Non-Controlling Note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” (as described above) is) the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, such Non-Controlling Note Holder shall not be entitled to exercise any rights of the Non-Controlling Note Holder and neither any Non-Controlling Note Holder nor any other person shall be entitled to exercise the rights of such Non-Controlling Note Holder.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit any Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the depositor under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the master servicer under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Operating Advisor” shall mean the trust advisor, operating advisor or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean, (i) on and after the Note A-1 Securitization Date, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization and the Note A-5 Securitization and (ii) prior to the Note A-1 Securitization Date, any Securitization other than the First Securitization.

“Non-Lead Securitization Determination Date” shall mean the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean any Note included in a Non-Lead Securitization.

“Non-Lead Securitization Note Holders” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Special Servicer” shall mean the special servicer under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the trustee under any Non-Lead Securitization Servicing Agreement.

“Non-Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is not a Securitizing Note Holder with respect to such Securitization.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Note A-1 Holder identified in the preamble to this Agreement or any subsequent holder of Note A-1, as applicable.

“Note A-1 Master Servicer” shall mean the master servicer under the Note A-1 PSA.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-1 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-1 PSA” shall mean the pooling and servicing agreement entered into in connection with the Note A-1 Securitization.

“Note A-1 Securitization” shall mean the first sale by the Note A-1 Holder of all or a portion of Note A-1 to a depositor who will in turn include such portion of Note A-1 as part of the securitization of one or more mortgage loans.

“Note A-1 Securitization Date” shall mean the closing date of the Note A-1 Securitization.

“Note A-1 Special Servicer” shall mean the special servicer under the Note A-1 PSA.

“Note A-1 Trustee” shall mean the trustee under the Note A-1 PSA.

“Note A-1 Trust Fund” shall mean the trust formed pursuant to the Note A-1 PSA.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Note A-2 Holder identified in the preamble to this Agreement or any subsequent holder of Note A-2, as applicable.

“Note A-2 Master Servicer” shall mean the master servicer under the Note A-2 PSA.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-2 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2 PSA” shall mean the pooling and servicing agreement entered into in connection with the Note A-2 Securitization.

“Note A-2 Securitization” shall mean the first sale by the Note A-2 Holder of all or a portion of Note A-2 to a depositor who will in turn include such portion of Note A-2 as part of the securitization of one or more mortgage loans.

“Note A-2 Securitization Date” shall mean the closing date of the Note A-2 Securitization.

“Note A-2 Special Servicer” shall mean the special servicer under the Note A-2 PSA.

“Note A-2 Trustee” shall mean the trustee under the Note A-2 PSA.

“Note A-2 Trust Fund” shall mean the trust formed pursuant to the Note A-2 PSA.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Note A-3 Holder identified in the preamble to this Agreement or any subsequent holder of Note A-3, as applicable.

“Note A-3 Master Servicer” shall mean the master servicer under the Note A-3 PSA.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-3 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-3 PSA” shall mean the pooling and servicing agreement entered into in connection with the Note A-3 Securitization.

“Note A-3 Securitization” shall mean the first sale by the Note A-3 Holder of all or a portion of Note A-3 to a depositor who will in turn include such portion of Note A-3 as part of the securitization of one or more mortgage loans.

“Note A-3 Securitization Date” shall mean the closing date of the Note A-3 Securitization.

“Note A-3 Special Servicer” shall mean the special servicer under the Note A-3 PSA.

“Note A-3 Trustee” shall mean the trustee under the Note A-3 PSA.

“Note A-3 Trust Fund” shall mean the trust formed pursuant to the Note A-3 PSA.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A-4 Holder” shall mean the Note A-4 Holder identified in the preamble to this Agreement or any subsequent holder of Note A-4, as applicable.

“Note A-4 Master Servicer” shall mean the master servicer under the Note A-4 PSA.

“Note A-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-4 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-4 PSA” shall mean the pooling and servicing agreement entered into in connection with the Note A-4 Securitization.

“Note A-4 Securitization” shall mean the first sale by the Note A-4 Holder of all or a portion of Note A-4 to a depositor who will in turn include such portion of Note A-4 as part of the securitization of one or more mortgage loans.

“Note A-4 Securitization Date” shall mean the closing date of the Note A-4 Securitization.

“Note A-4 Special Servicer” shall mean the special servicer under the Note A-4 PSA.

“Note A-4 Trustee” shall mean the trustee under the Note A-4 PSA.

“Note A-4 Trust Fund” shall mean the trust formed pursuant to the Note A-4 PSA.

“Note A-5” shall have the meaning assigned to such term in the recitals.

“Note A-5 Holder” shall mean the Note A-5 Holder identified in the preamble to this Agreement or any subsequent holder of Note A-5, as applicable.

“Note A-5 Master Servicer” shall mean the master servicer under the Note A-5 PSA.

“Note A-5 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Promissory Note A-5 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5 PSA” shall mean the pooling and servicing agreement entered into in connection with the Note A-5 Securitization.

“Note A-5 Securitization” shall mean the first sale by the Note A-5 Holder of all or a portion of Note A-5 to a depositor who will in turn include such portion of Note A-5 as part of the securitization of one or more mortgage loans.

“Note A-5 Securitization Date” shall mean the closing date of the Note A-5 Securitization.

“Note A-5 Special Servicer” shall mean the special servicer under the Note A-5 PSA.

“Note A-5 Trustee” shall mean the trustee under the Note A-5 PSA.

“Note A-5 Trust Fund” shall mean the trust formed pursuant to the Note A-5 PSA.

“Note Holder Representative” shall mean a Controlling Note Holder Representative or a Non-Controlling Note Holder Representative, as applicable (including any Lead Securitization Controlling Class Representative and any “directing certificateholder”, “controlling class representative” or similar person acting pursuant to a Securitization Servicing Agreement on behalf of the Controlling Note Holder or the Non-Controlling Note Holder, as the case may be).

“Note Holders” shall mean collectively, the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Register” shall have the meaning assigned to such term in Section 15.

“Notes” shall have the meaning assigned to such term in the recitals.

“Operating Advisor” shall mean the trust advisor, operating advisor or other analogous term appointed as provided in the Lead Securitization Servicing Agreement.

“P&I Advance” shall mean an advance made by a party to any Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Percentage Interest” shall mean, (a) with respect to the Note A-1 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance and the Note A-5 Principal Balance, (b) with respect to the Note A-2 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance and the Note A-5 Principal Balance, (c) with respect to the Note A-3 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance and the Note A-5 Principal Balance, (d) with respect to the Note A-4 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-4 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance and the Note A-5 Principal Balance and (e) with respect to the Note A-5 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-5 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance and the Note A-5 Principal Balance.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean UBS AG and any other U.S. Person that is:

(a)                an entity Controlled by, under common Control with or that Controls UBS AG, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CLO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CLO or other securitization vehicle are rated by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)                one or more of the following:

(i)                an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)               an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)              a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized loan obligations (“CLO”), or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with that Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle (and, if DBRS is not one of such Rating Agencies, the special servicer for the Securitization Vehicle is an Approved Servicer)); (2) in the case of a Securitization Vehicle that is not a CLO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise subject to Rating Agency Confirmation from the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)              an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) UBS AG, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)               an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (c)(i), (ii), (iv)(B) or (v) above or that is the subject of a Rating Agency Confirmation as a Qualified Institutional Lender for purposes of this Agreement from each of the Rating Agencies engaged by the Depositor and any Non-Lead Depositor to rate the securities issued by the related Securitization Trust.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies (or, if not rated by an applicable Rating Agency, an equivalent (or higher) rating from any two of Fitch, Moody’s and S&P).

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors-in-interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably engaged by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, that, at any time during which one or more of the Notes is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the related depositor (or its Affiliate) from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Communication” shall mean, with respect to any action and any Securitization, any written communication intended for a Rating Agency, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 information provider under the applicable Securitization Servicing Agreement.

“Rating Agency Confirmation” shall mean, with respect to any Securitization, a confirmation in writing by each of the applicable Rating Agencies for such Securitization that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the securities issued pursuant to such Securitization that are then outstanding. If no such securities are outstanding with respect to any Securitization, any action that would otherwise require a Rating Agency Confirmation shall instead require the consent of the Lead Securitization Note Holder, which consent shall not be unreasonably withheld or delayed. For the purposes of this Agreement, if any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for Rating Agency Confirmation hereunder, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder and the condition for Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” shall have the meaning assigned to the term “REO Property” or such other analogous term used in the Lead Securitization Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3” or better, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, such special servicer has a ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer, provided that if Morningstar has not issued a ranking with respect to such special servicer, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination, and Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as a material reason for such downgrade or withdrawal.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors-in-interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

“Securitization” shall mean the Note A-1 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization and the Note A-5 Securitization, as applicable.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or any portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as applicable.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which one or more of the Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is contributing its Note to such Securitization.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Advance” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Standard” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement. The Servicing Standard in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder.

“Special Servicer” shall mean the special servicer or excluded mortgage loan special servicer, as applicable, appointed as provided in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14(a).

“Trustee” shall mean the trustee appointed as provided in the Lead Securitization Servicing Agreement.

“UBS AG, New York Branch” shall have the meaning assigned to such term in the preamble to this Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan.

(a)                Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced by the Master Servicer and the Special Servicer pursuant to the terms of this Agreement and the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Lead Securitization Servicing Agreement. Each Note Holder acknowledges that any other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 27, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer and the Trustee under the Lead Securitization Servicing Agreement by the Depositor and the appointment of the Special Servicer as the initial Special Servicer by the Controlling Note Holder and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Securitization Servicing Agreement). The Lead Securitization

Servicing Agreement shall not require the Servicer to enforce the rights of one Note Holder against the other Note Holder, and shall not limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder as may be required in order to service the Mortgage Loan as contemplated by this Agreement and the Lead Securitization Servicing Agreement; provided, that it is also understood and agreed that nothing in this sentence shall be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement (i) to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, (ii) to provide information to each servicer under each Non-Lead Securitization Servicing Agreement necessary to enable each such servicer to perform its servicing duties under such Non-Lead Securitization Servicing Agreement, and (iii) to not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, the Notes that constituted the Lead Securitization Note shall continue to be considered as the Lead Securitization Note; provided, however, that unless otherwise agreed to by the holder of the Lead Securitization Note, the master servicer under such subsequent servicing agreement shall not be required to make any P&I Advance in respect of such Note; provided, further, however, that if a Non-Lead Securitization Note is in a Securitization and the servicer(s) to be appointed under such replacement servicing agreement would not otherwise meet the conditions to be a servicer under the Lead Securitization Servicing Agreement that is being replaced, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to the securities issued in connection with such Securitization for such Non-Lead Securitization Note; provided, further, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement (excluding, however, any obligation to make any P&I Advances in respect of the Lead Securitization Note except as specifically agreed to by the Servicer, and provided that the Servicer’s right to reimbursement for Property Advances as set forth in Section 2(b) shall remain in effect), as if such agreement were still in full force and effect with respect to the Mortgage Loan, by the applicable Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is an Approved Servicer. The Note Holders acknowledge that at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Master Servicer shall have no further obligation to make P&I Advances with respect to the Mortgage Loan.

(b)               The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee to the extent provided in the Lead Securitization Servicing Agreement) shall make the following advances, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement: (i) Servicing Advances on the Mortgage Loan and (ii) P&I Advances on the Lead Securitization Note. The Master Servicer,

the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Servicing Advance, first, from funds on deposit in the Collection Account (as defined in the Lead Securitization Servicing Agreement) and/or the related Serviced Companion Loan Custodial Account (as defined in the Lead Securitization Servicing Agreement) for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Servicing Advances that are Nonrecoverable Advances, if such funds on deposit in the Collection Account and the related Serviced Companion Loan Custodial Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for Advance Interest on a Servicing Advance (including any Nonrecoverable Advance) in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Servicing Advance that is a Nonrecoverable Advance or any Advance Interest on a Servicing Advance (including any Nonrecoverable Advance), each Non-Lead Securitization Note Holder (including any Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Advance or Advance Interest.

In addition, any Non-Lead Securitization Note Holder (including, but not limited to, any Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Depositor or CREFC®, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, to the extent amounts on deposit in the related Serviced Companion Loan Custodial Account are insufficient for reimbursement of such amounts. Each Non-Lead Securitization Note Holder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Depositor under the Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor (and any director, officer, member, manager, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) (the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the related Serviced Companion Loan Custodial Account are insufficient for reimbursement of such amounts, each Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master

Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency; provided, that a Non-Lead Securitization Note Holder’s duty to pay Indemnified Items to the Operating Advisor shall be subject to any limitations and conditions (including limitations and conditions with respect to the timing of such payments and the sources of funds for such payments) as may be set forth from time to time in a Non-Lead Securitization Servicing Agreement with respect to the Non-Lead Operating Advisor.

Any Non-Lead Master Servicer (or Non-Lead Trustee (if not made by such Non-Lead Master Servicer)) may be required to make P&I Advances on the respective Non-Lead Securitization Note, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee under any Non-Lead Securitization Servicing Agreement, as applicable, shall each be entitled to make its own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or Non-Lead Trustee, as applicable, shall each be required to notify the other of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of the a determination of non-recoverability by a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of such other Securitization within two (2) Business Days of making such determination. Each of the Master Servicer and the Trustee, any Non-Lead Master Servicer and any Non-Lead Trustee, as applicable, shall only be entitled to reimbursement for a P&I Advance and Advance Interest thereon that becomes non-recoverable first, from the related Serviced Companion Loan Custodial Account from amounts allocable to the Note for which such P&I Advance was made, and then, if such funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(c)                Each Non-Lead Securitization Note Holder, if its Non-Lead Securitization Note is included in a Securitization, shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                such Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Servicing Advances that are Nonrecoverable Advances (and Advance Interest thereon) and any additional trust fund expenses under the Lead Securitization Servicing Agreement, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (x) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, pay or reimburse, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, out of general collections in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Servicing Advances that are Nonrecoverable Advances and/or additional trust fund expenses under the Lead Securitization Servicing Agreement relating to the Mortgage Loan, and (y) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor to reimburse itself from the Lead Securitization Trust’s general collections, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor, as applicable, may do so and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, pay or reimburse the Lead Securitization Trust out of general collections in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Servicing Advances that are Nonrecoverable Advances (and Advance Interest thereon) and/or additional trust fund expenses under the Lead Securitization Servicing Agreement relating to the Mortgage Loan;

(ii)               each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) by the Securitization Trust holding such Non-Lead Securitization Note, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the related Serviced Companion Loan Custodial Account are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency out of general collections in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement; provided, that a Non-Lead Securitization Servicing Agreement shall be deemed to include the same limitations and conditions on the payment or reimbursement of Indemnified Items to the Operating Advisor (including limitations and conditions with respect to the timing of such payments or reimbursements and the sources of funds for such payments or reimbursements) as may be set forth from time to time in the Non-Lead Securitization Servicing Agreement with respect to the Non-Lead Operating Advisor;

(iii)               the related Non-Lead Master Servicer or Non-Lead Certificate Administrator, as applicable, will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (x) promptly following Securitization of such Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice may be by email and shall also provide contact information for the related Non-Lead Trustee, Non-Lead Certificate Administrator, Non-Lead Master Servicer, Non-Lead Special Servicer and the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement), accompanied by a certified copy of the related executed Non-Lead Securitization Servicing Agreement and (y) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Note Holder” with respect to such Non-Lead Securitization Note under this Agreement (together with the relevant contact information); and

(iv)               the Master Servicer and the Special Servicer and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(d)               Following the Securitization of one Note, but prior to the Securitization of any other particular Note (including any New Note), all notices, reports, information or other deliverables required to be delivered to a Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Note Holder (or its Note Holder Representative) and, when so delivered to such Note Holder (or Note Holder Representative, as applicable), the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following the Securitization of any Note (including any New Note), as applicable, all notices, reports, information or other deliverables required to be delivered to a Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the master servicer and the special servicer with respect to such Securitization (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Securitization Servicing Agreement or with respect to a Note that has not been securitized, the related Note Holder) and, when so delivered to such master servicer and the special servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement; provided, however, that all items that relate to a Non-Lead Depositor’s compliance with any applicable securities laws shall also be delivered to such Non-Lead Depositor.

(e)                In addition to the foregoing, each Securitization Servicing Agreement shall contain terms and conditions that are customary for securitization transactions involving assets similar to the Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such Securitization Servicing Agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the Rating Agencies rating the related Securitization. Each Non-Lead Securitization Note Holder shall have the right to designate the Non-Lead Master Servicer and Non-Lead Special Servicer with respect to the Securitization related to its Note, as long as each such Servicer satisfies the conditions to be the master servicer or special servicer, as applicable, set forth in the Lead Securitization Servicing Agreement. Without limiting the generality of any provision set forth above, for purposes of the Mortgage Loan, each Securitization Servicing Agreement shall contain provisions substantially similar in all material respects to or materially consistent with those set forth in the pooling and servicing agreement for the Lead Securitization with respect to indemnification of the Depositor, Master Servicer, Special Servicer, Certificate Administrator, Trustee and Operating Advisor under the Lead Securitization Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of the Mortgage Loan (or, with respect to the related operating advisor, incurred in connection with the provision of services for the Mortgage Loan) to the same extent that the Indemnified Parties are indemnified under the Lead Securitization Servicing Agreement against the Indemnified Items.

(f)                The Lead Securitization Note Holder shall cause the Lead Securitization Servicing Agreement to contain provisions requiring the Master Servicer or the Special Servicer, as applicable, to deliver to any Non-Lead Master Servicer, any Non-Lead Special Servicer and any Non-Lead Trustee (i) notice of any Appraisal Event promptly following the occurrence thereof and (ii) a statement of any Appraisal Reduction or Collateral Deficiency Amount (if the Lead Securitization Servicing Agreement provides for calculation of any Collateral Deficiency Amount) promptly following the calculation thereof.

(g)               The Lead Securitization Note Holder agrees that it shall cause the Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)               if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note or Servicing Advances with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Servicing Advances previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master

Servicer shall provide each Non-Lead Master Servicer written notice of such determination within two (2) Business Days after such determination was made;

(iii)               the Master Servicer shall remit all payments received with respect to each Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the applicable Non-Lead Securitization Note Holder by the earlier of (x) the “master servicer remittance date” (or any term substantially similar thereto) as defined in the Lead Securitization Servicing Agreement and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case as long as the date on which remittance is required under this clause (iii) is at least one Business Day after the scheduled Monthly Payment Date under the Mortgage Loan Agreement;

(iv)               with respect to each Non-Lead Securitization Note that is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered or to make available to the related Non-Lead Master Servicer all loan-level reports constituting the CREFC® Investor Reporting Package) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, such Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the “master servicer remittance date” (or any term substantially similar thereto) as defined in the Lead Securitization Servicing Agreement and (y) the Business Day following the applicable Non-Lead Securitization Determination Date, in each case so long as the date on which delivery is required under this clause (iv) is at least one Business Day after the scheduled Monthly Payment Date under the Mortgage Loan Agreement;

(v)               the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(vi)              each Non-Lead Securitization Note Holder shall be entitled to the same indemnity as the Lead Securitization Note Holder under the Lead Securitization Servicing Agreement with respect to the following items; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, and the Custodian shall be required to indemnify each Certifying Person and each Non-Lead Depositor for any public Other Securitization Trust, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (a) its failure to deliver the items in clause (vii) below in a timely manner, (b) its failure to perform its obligations to such Non-Lead Depositor or applicable Non-Lead Trustee under Article XI (or any article substantially similar thereto that addresses Exchange Act reporting and Regulation AB compliance) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (c) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than any Initial Sub-Servicer) to perform its obligations to such Non-Lead Depositor or Non-Lead Trustee under Article XI (or any article substantially similar thereto that addresses Exchange Act reporting and Regulation AB compliance) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period; and/or (d) any deficient Exchange Act report regarding, and delivered by or on behalf of, such party;

(vii)              each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall (i) with respect to any Initial Sub-Servicer engaged by it that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loan, cause such party to comply with the foregoing Section 2(h)(vi) by inclusion of similar provisions in the related sub-servicing or similar agreement;

(viii)             the Master Servicer, any primary servicer, the Special Servicer and the Lead Trustee, Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver), to the parties to each Non-Lead Servicing Agreement, in a timely manner, (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, any Lead Servicing Agreement amendments, and all information (including information regarding any replacement Servicer) to be included in reports (including, without limitation, Form ABS 15G, Form 10K, Form 10D and Form 8K), and (ii) upon request, any other materials specified in the related Non-Lead Servicing Agreement, in the case of clauses (i) and (ii), as the parties to each Non-Lead Securitization may reasonably require in order to comply with their obligations under the Securities Act and the Exchange Act (including Rule 15Ga-1) and Regulation AB, and any other applicable law. Without limiting the generality of the foregoing, the Lead Note Holder shall provide in a timely manner to each Non-Lead Depositor and each Non-Lead Trustee a copy of the Lead Securitization Servicing Agreement in EDGAR-compatible format (but not later than one Business Day following the closing date of the Lead Securitization) and each Servicer under the Lead Securitization Servicing Agreement will be required, upon prior written request, to provide to each Non-Lead Depositor and each Non-Lead Trustee any other information required to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K, any other disclosure information required pursuant to Regulation AB, in each case in a timely manner for inclusion in any disclosure document (and, with respect to the Lead Securitization Servicing Agreement and a replacement Servicer, for filing under Form 8-K), and with respect to such Servicers, upon prior written request, at the expense of the requesting party, market indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization. As used in this Agreement,

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. The Master Servicer, any primary servicer and the Special Servicer shall each be required to provide certification and indemnification to each Certifying Person with respect to the Sarbanes-Oxley Certification (or analogous terms) as such terms are defined in the applicable Non-Lead Securitization Servicing Agreement;

(ix)               each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor to the same extent as such party is required to cooperate with the Lead Depositor under the Lead Securitization Servicing Agreement in connection with the reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. All respective reasonable out-of-pocket costs and expenses incurred by each Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs such Non-Lead Depositor must bear pursuant to the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(x)                any late collections received by the Master Servicer from the Mortgage Loan Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to a Non-Lead Master Servicer or a Non-Lead Trustee in accordance with this Agreement shall be remitted by the Master Servicer to the Non-Lead Master Servicer within one (1) Business Day of receipt and identification thereof unless such amount would otherwise be included in the monthly remittance to the related Non-Lead Securitization Note Holder for such month; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such late collections to each applicable Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds;

(xi)               each Non-Lead Securitization Note Holder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement;

(xii)              each Non-Lead Master Servicer and each Non-Lead Special Servicer shall be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of advances;

(xiii)              if the Mortgage Loan becomes a Defaulted Loan and the Special Servicer determines to sell the Lead Securitization Note in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell both of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Lead Master Servicer who shall provide notice to the related Non-Controlling Note Holder of the planned sale;

(xiv)             the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects the rights of any Non-Lead Securitization Note Holder without the consent of such Non-Lead Securitization Note Holder;

(xv)              to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, any Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with each the Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvi)             “Servicer Termination Events” (or any analogous term under the Lead Securitization Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to timely remit payments to the Non-Lead Note Holders as required hereunder or under the Lead Securitization Servicing Agreement (subject to no more than one Business Day grace period), failure to timely deposit amounts into any REO Account or to remit to a Servicer for deposit into a related collection or custodial account, failure to deliver (or cause to be delivered) materials or information required in order for each Non-Lead Note Holder or each Non-Lead Depositor to timely comply with its obligations under the Exchange Act, the Securities Act and Form SF-3, and for rating agency downgrades or other triggers with respect to any certificates issued in connection with a Non-Lead Securitization, subject to customary grace periods (provided that, in the case of failures related to the securities laws, such grace periods will not cause a Non-Lead Depositor to fail to comply with the applicable provisions of such securities laws). Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting a Non-Lead Securitization Note Holder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Master Servicer shall be required, upon the direction of such Non-Lead Securitization Note Holder, to appoint a subservicer with respect to such Non-Lead Securitization Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Securitization Note Holder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of such Non-Lead Securitization Note Holder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xvii)           in connection with (A) any amendment of the Lead Securitization Servicing Agreement, a party to such Lead Securitization Servicing Agreement is required to provide a copy of the executed amendment to each Non-Lead Depositor and one or more parties to the related Non-Lead Securitization Servicing Agreement (which may be by e-mail), together with a copy of such amendment in electronic format, no later than the effective date of such amendment, and (B) the termination, resignation and/or replacement of the Master Servicer or Special Servicer under the Lead Securitization Servicing Agreement, the replacement “master servicer” or replacement “special servicer”, as applicable, is required to provide to each Non-Lead Depositor and one or more parties to the related Non-Lead Securitization Servicing Agreement all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(xviii)           if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the related Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller; and

(xix)              any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

(h)               Unless UBS AG, New York Branch is the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, the holder of each Lead Securitization Note shall:

(i)               on or promptly after, but in no event more than two (2) Business Days after, the closing date of the Lead Securitization, send a copy (in EDGAR-compatible format) of the Lead Securitization Servicing Agreement to each other Note Holder; and

(ii)                give each other Note Holder written notice in a timely manner (but no later than one (1) Business Day prior to the applicable filing date) of any re-filing (other than a filing made in connection with a formal amendment of the Lead Securitization Servicing Agreement) by the Depositor of the Lead Securitization Servicing Agreement subsequent to the Securitization Date.

Section 3.                Priority of Payments. Each Note shall be of equal priority, and no portion of any Note shall have priority or preference over any portion of any other Note or security therefor. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Scheduled

Interest Payments, Scheduled Principal Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes on a Pro Rata and Pari Passu Basis; provided, that (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent and in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Servicing Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement shall be applied to the extent set forth in, and in accordance with the terms of, the Mortgage Loan Documents; and (y) all amounts that are then due, payable or reimbursable to any Servicer with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement and any other additional compensation payable to it thereunder (including without limitation, any additional trust fund expenses under the Lead Securitization Servicing Agreement relating to the Mortgage Loan (but subject to the second paragraph of Section 5(d) hereof) reimbursable to, or payable by, such parties and any Special Servicing Fees, Liquidation Fees, Workout Fees, Penalty Charges (to the extent provided in the immediately following paragraph), but excluding (i) any P&I Advances (and interest thereon) on the Lead Securitization Note, which shall be reimbursed in accordance with Section 2(b) hereof, and (ii) any Master Servicing Fees due to the Master Servicer in excess of each Non-Lead Securitization Note’s pro rata share of that portion of such servicing fees calculated at the “primary servicing fee rate” applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement, which such excess shall not be subject to the allocation provisions of this Section 3) shall be payable in accordance with the Lead Securitization Servicing Agreement.

For clarification purposes, “Penalty Charges” (or analogous term as defined in the Lead Securitization Servicing Agreement) paid on each Note shall, first, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, be used to reduce the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, Trustee, any Non-Lead Master Servicer or any Non-Lead Trustee, as applicable, for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or applicable Non-Lead Securitization Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay additional trust fund expenses under the Lead Securitization Servicing Agreement (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, with respect to any remaining amount of Penalty Charges, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement. Any proceeds received from the sale of the primary servicing rights with respect to the Mortgage Loan shall be remitted, promptly upon receipt thereof, to the Note-Holders on a pro rata and pari passu basis. Any proceeds received by any Note-Holder from the sale of master servicing rights with respect to its Note shall be for its own account.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

Section 5.                Administration of the Mortgage Loan.

(a)                Subject to this Agreement (including, without limitation, Section 5(c)) and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf), shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or to consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, no Non-Lead Securitization Note Holder shall have any right to, and each Non-Lead Securitization Note Holder hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf) the rights, if any, that such Note Holder has from and after the initial Securitization Date to, (i) call, or cause the Lead Securitization Note Holder to call, an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing, or causing the Lead Securitization Note Holder to file, any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Each Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization

Note Holder), upon the Mortgage Loan becoming a Defaulted Loan, to sell the Notes together as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell the Notes together as notes evidencing one whole loan and shall require that all offers be submitted to the Special Servicer in writing. Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall not be permitted to sell the Mortgage Loan without the written consent of each Non-Lead Securitization Note Holder (unless with respect to each Non-Lead Securitization Note Holder, 50% or more of the related Note (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to each Non-Lead Securitization Note Holder: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicer Mortgage File requested by such Non-Lead Securitization Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related Lead Securitization Controlling Class Representative prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Non-Lead Securitization Note Holder may waive (only with respect to itself) any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each Note Holder or its Note Holder Representative shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) further agrees that, upon the request of the Lead Securitization Note Holder, such Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell any Non-Lead Securitization Note, and the obligations of any other Note Holder to execute and deliver instruments or deliver the related Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the holder of such Lead Securitization Note that sold such Lead Securitization Note into such Securitization from the trust fund established under the Lead Securitization Servicing Agreement in connection with a material breach of representation or warranty made by such Person with respect to the Lead Securitization Note or material document defect with respect to the documents delivered by such Person with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the holder of the Lead Securitization Note that sold such Lead Securitization Note into the Lead Securitization or any document delivery obligation imposed on such Person under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Person in connection with the Lead Securitization.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each Note Holder. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee on behalf of the Lead Securitization Note Holder to the extent set forth in the Lead Securitization Servicing Agreement. The Lead Securitization Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder without such Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is the same Person as, or is an Affiliate of, the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)                Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Controlling Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Lead Securitization Note Holder (or its Note Holder Representative), within the same time frame it is required to provide to the Lead Securitization Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Controlling Class Representative under the Lead Securitization Servicing Agreement due to the expiration of the related “Subordinate Control Period” (as defined under the Lead Securitization Servicing Agreement) or the “Collective Consultation Period” (as defined under the Lead Securitization Servicing Agreement)) and (ii) to use reasonable efforts to consult with each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Securitization Controlling Class Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may take any Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

In addition to the consultation rights provided in the immediately preceding paragraph, each Non-Controlling Note Holder shall have the right to attend annual meetings (which may be held telephonically) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(d)               If any Note is included as an asset of a REMIC within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC related provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan. All costs and expenses of compliance with this Section 5(d), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by all of the Note Holders collectively, each contributing on a pro rata and pari passu basis according to the Percentage Interest represented by each Note.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, if one of the Notes is included in a REMIC and another is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any other Note Holder be reduced to offset or make-up any such payment or deficit.

Section 6.                Rights of the Controlling Note Holder.

(a)                The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. Any Servicer acting on behalf of the Lead Securitization Note Holder shall not be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified such Servicer or Trustee of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides any Servicer or Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Controlling Note Holder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Note Holder Representative until they receive such information from the Controlling Note Holder. The Controlling Note Holder agrees to inform each such Servicer or Trustee of the then-current Controlling Note Holder Representative.

(b)               The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Controlling Note hereunder and the rights and powers granted to the Lead Securitization Controlling Class Representative with respect to the Mortgage Loan (assuming that a “Subordinate Control Period” or similar period under, and as defined in, the Lead Securitization Servicing Agreement is in effect). In addition, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to the Mortgage Loan if it is a Specially Serviced Mortgage Loan and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business Days (or thirty (30) days with respect to an Acceptable Insurance Default) after receipt of the written recommendation and analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days (or thirty (30) days with respect to an Acceptable Insurance Default) after delivery to the Controlling Note Holder by the applicable Servicer of written notice of a proposed Major Decision (which notice shall contain a legend, in conspicuous boldface type, substantially similar to the following: “THIS IS A REQUEST FOR ACTION APPROVAL. IF THE CONTROLLING NOTE HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED ACTION WITHIN TEN (10) BUSINESS DAYS, SUCH ACTION MAY BE DEEMED APPROVED”) together with any information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day period (or thirty (30) days with respect to an Acceptable Insurance Default), such Major Decision shall be deemed to have been approved by the Controlling Note Holder.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special

Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection, direction, consent or advice contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC Provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard.

(c)       Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (with respect to such Note Holder, the “Non-Controlling Note Holder Representative”). All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in the first paragraph of this Section 6(a) (except those contained in the last sentence thereof) and the second paragraph of this Section 6(a) shall apply to each Non-Controlling Note Holder and its Non-Controlling Note Holder Representative mutatis mutandis. Each Non-Controlling Note Holder Representative, as of the date of this Agreement and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) is notified otherwise, shall be the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, as applicable, provided that at any time a Non-Lead Securitization Note is included in a Securitization, references to the “Non-Controlling Note Holder” herein shall mean the related “Directing Certificateholder”, “Directing Holder” or “Controlling Class Representative” (or analogous term) under the Non-Lead Securitization or any other party assigned the rights to exercise the rights of the related “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice.

Each Non-Controlling Note Holder shall provide notice of its identity and contact information (including any change thereof) to the Trustee, Certificate Administrator, the Master Servicer and the Special Servicer under the Lead Securitization; provided, that each Note Holder shall be deemed to have provided such notice on the date hereof. The Trustee, Certificate Administrator, the Master Servicer and the Special Servicer under the Lead Securitization shall be entitled to conclusively rely on such identity and contact information received by it and shall not be liable in respect of any deliveries hereunder sent in reliance thereon.

(d)       The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party as the representative of the “controlling class” holder(s) in respect of any Note that is exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement (it being understood for the avoidance of doubt that the Lead Securitization Note Holder (or the Master Servicer or Special Servicer on its behalf) may additionally need to deal with the master servicer, special servicer or other person party to the related Securitization Servicing Agreement) and to the extent that the related Securitization Servicing Agreement assigns such rights to more than one such party as the representative of the “controlling class” holder(s), for purposes of this Agreement, such Securitization Servicing Agreement shall designate one such party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) as the representative of the related “controlling class” holder(s) in exercising its rights as a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement, and such party shall provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the applicable Non-Controlling Note Holder, as the applicable Non-Controlling Note Holder under this Agreement.

(e)       No Note Holder Representative will have any liability to any other Note Holder or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or any Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that a Note Holder Representative may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over any other Note Holder, and that any Note Holder Representative may have special relationships and interests that conflict with the interests of any other Note Holder and, absent willful malfeasance, bad faith or gross negligence on the part of the Note Holder Representative, agree to take no action against the Note Holder Representative or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that no Note Holder Representative will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful malfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Section 7.                Appointment of Special Servicer. The Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right (subject to the terms, conditions and limitations in the Lead Securitization Servicing Agreement) at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer that satisfies the Required Special Servicer Rating requirements in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to each other Note Holder, the Master Servicer, the Special Servicer and each other party to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Communication or a Rating Agency Confirmation, but only if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the

Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects any Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement. Each Note Holder acknowledges and agrees that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. Each Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Lead Securitization’s collection account (or equivalent account).

Section 8.                Payment Procedure.

(a)                The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf), in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the “Collection Account” and/or “Serviced Companion Loan Custodial Account” (or the related analogous term and each as defined in the Lead Securitization Servicing Agreement) pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf) shall deposit such amounts to the applicable account within one (1) Business Day of receipt of properly identified and available funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower (provided, that to the extent that any payment is received after 2:00 p.m. (Eastern time) on any given Business Day, the Master Servicer is required to use commercially reasonable efforts to deposit such payment into the applicable account within one (1) Business Day of receipt of properly identified and available funds, but, in any event, the Master Servicer is required to deposit such payments into the applicable account within two (2) Business Days of receipt of properly identified and available funds).

(b)               If the Lead Securitization Note Holder (or the Servicer acting on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to any Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder (or the Servicer acting on its behalf) shall not be required to distribute any portion thereof to any Non-Lead Securitization Note Holder and each Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder (or the Servicer

acting on its behalf) any portion thereof that the Lead Securitization Note Holder (or the Servicer acting on its behalf) shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder (or the Servicer acting on its behalf) shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)                If, for any reason, the Lead Securitization Note Holder (or the Servicer acting on its behalf) makes any payment to any Non-Lead Securitization Note Holder before the Lead Securitization Note Holder (or the Servicer acting on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder (or the Servicer acting on its behalf) does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s (or the Servicer acting on its behalf) request, promptly return that payment to the Lead Securitization Note Holder (or the Servicer acting on its behalf).

(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from any Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. No Note Holder shall have any liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder; provided, that, notwithstanding any of the foregoing to the contrary, each Servicer will nevertheless be subject to the obligations and standards (including the Servicing Standard) set forth in the related Securitization Servicing Agreement.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee on its behalf) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee on its behalf) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee on its behalf) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, that each Servicer must act in accordance with the Servicing Standard and the terms of this Agreement.

Section 10.            Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any Non-Lead Securitization Note Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to any Non-Lead Securitization Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard and the terms of this Agreement.

Section 11.            Representations of the Note Holders. (a) Each Note Holder represents and warrants to each other Note Holder that, as of the date hereof (or in connection with a new Holder of a Note following a Transfer, as of the date of such Transfer):

(i)                the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder,

(ii)               this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law,

(iii)               it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business,

(iv)               this Agreement has been duly executed and delivered by such Note Holder, and

(v)               to such Note Holder’s actual knowledge, (A) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (B) there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

(b)               The Note A-1 Holder, Note A-3 Holder and Note A-5 Holder each represents and warrants to each other Note Holder that as of the date hereof, it is a Qualified Institutional Lender.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. The Lead Securitization Note Holder shall have no obligation whatsoever to offer to any Non-Lead Securitization Note Holder the opportunity to purchase a participation interest in any future loans originated by the Lead Securitization Note Holder or its Affiliates and if the Lead Securitization Note Holder chooses to offer to any Non-Lead Securitization Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by the Lead Securitization Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as the Lead Securitization Note Holder chooses, in its sole and absolute discretion. No Non-Lead Securitization Note Holders shall have any obligation whatsoever to purchase from the Lead Securitization Note Holder a participation interest in any future loans originated by the Lead Securitization Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower Affiliate thereof or any entity (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)                Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, hypothecate, contribute, encumber or otherwise dispose of all or any portion of its respective Note (or a participation interest in such Note) (a “Transfer”) except to a Qualified Institutional Lender in accordance with the terms of this Agreement. Promptly after any such Transfer, any non-transferring Note Holders shall be provided with (x) a representation from each transferee or the transferring Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer in accordance with the immediately following sentence or a Transfer by a Note Holder to an entity that constitutes a Qualified Institutional Lender pursuant to clause (c)(iii) of the definition thereof) and (y) a copy of the assignment and assumption agreement referred to in Section 15 (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement). If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain the consent of each non-transferring Note Holder and, if any such non-transferring Note Holder’s Note is held in a Securitization Trust, obtain a Rating Agency Confirmation from each of the applicable engaged Rating Agencies for such Securitization Trust. Notwithstanding the foregoing, without each non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if any such non-transferring Note Holder’s Note is held in a Securitization Trust, without a Rating Agency from each of the applicable engaged Rating Agencies for such Securitization, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of any non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer, the Trustee and any Controlling Note Holder or Controlling Note Holder Representative) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, unless the related Note is included in a Securitization, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its beneficial interest in a Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of Note A-1 together with Note A-2, Note A-3, Note A-4 and Note A-5 in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)                Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each applicable Rating Agency (or, if not rated by an applicable Rating Agency, an equivalent (or higher) rating from any two of Fitch, Moody’s and S&P) (a “Note Pledgee”) or to a Person with respect to which a Rating Agency Confirmation has been obtained, on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder and accept any cure thereof by such Note Pledgee which such pledging Note Holder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                the loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                the Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)               such Note Holder pledges (or sells, transfers or assigns as part of a repurchase facility) its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)               the Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)               unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE

SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first delivering a Rating Agency Communication to each Rating Agency then rating any securities of any Securitization; provided that no such Rating Agency Communication shall be required in connection with a modification (i) to cure any ambiguity, to correct any scrivener error, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, or (ii) with respect to matters or questions arising under this Agreement to make provisions of this Agreement consistent with other provisions of this Agreement (including without limitation, in connection with the creation of New Notes pursuant to Section 33).

Section 19.            Statement of Intent. The Agent and each Note Holder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 20.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer and Special Servicer and any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder. For the avoidance of doubt, the representations in Section 11 shall not be binding upon any Securitization Trust.

Section 21.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 22.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 23.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 24.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 25.            Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, such Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Note Holder, it being expressly understood and agreed that (i) the Lead

Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)                Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) represents (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to any Non-Lead Securitization Note or otherwise until the holder of such Note shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 26.            Custody of Mortgage Loan Documents. Prior to the Note A-1 Securitization Date, the Note A-2 Securitization Date, the Note A-3 Securitization Date, the Note A-4 Securitization Date and the Note A-5 Securitization Date, the originals of all of the Mortgage Loan Documents (other than Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) will be held by the Initial Agent on behalf of the registered holders of the Notes. If the Lead Securitization is not also the Note A-1 Securitization, then on and after the Lead Securitization Date the originals of all of the Mortgage Loan Documents (other than Note A-1 and any other Notes not included in such Lead Securitization) shall be held in the name of the trustee (and held by a duly appointed custodian therefor) under the Lead Securitization Servicing Agreement on behalf of the registered holders of the Notes. On and after the Note A-1 Securitization Date, the originals of all of the Mortgage Loan Documents (other than Note A-2, Note A-3, Note A-4, and Note A-5, unless any such Note is also included in the Note A-1 Securitization) shall be transferred to and held in the name of the trustee (and held by a duly appointed custodian therefor) under the Note A-1 PSA, on behalf of the registered holders of the Notes.

Section 27.            Cooperation in Securitization.

(a)                Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the related Securitizing Note Holder, each related Non-Securitizing Note Holder shall use reasonable efforts, at such Securitizing Note Holder’s expense, to satisfy, and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such Securitizing Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies in connection with such Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect such Securitization; provided, that no Non-Securitizing Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Securitizing Note Holder or (ii) materially increase such Non-Securitizing Note Holder’s obligations or materially decrease such Non-Securitizing Note Holder’s rights, remedies or protections. In connection with any Securitization, each related Non-Securitizing Note Holder shall provide for inclusion in any disclosure document relating to such Securitization such information concerning such Non-Securitizing Note Holder and its Note as the related Securitizing Note Holder reasonably determines to be necessary or appropriate, and such Non-Securitizing Note Holder shall, at the Securitizing Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and such Securitizing Note Holder in connection with such Securitization (including, without limitation, reasonably cooperating with the Securitizing Note Holder (without any obligation to make additional representations and warranties) to enable the Securitizing Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and such Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to such Non-Securitizing Note Holder and its Note in any Securitization document. Each Note Holder acknowledges that in connection with any Securitization, the information provided by it in its capacity as a Non-Securitizing Note Holder to the related Securitizing Note Holder may be incorporated into the offering documents for such Securitization. Each Securitizing Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Securitizing Note Holder. The Securitizing Note Holder shall reasonably cooperate with each Non-Securitizing Note Holder by providing all information reasonably requested that is in the Securitizing Note Holder’s possession in connection with such Non-Securitizing Note Holder’s preparation of disclosure materials in connection with a Securitization.

(b)               Upon request, each Securitizing Note Holder shall deliver to each related Non-Securitizing Note Holder drafts of the preliminary and final offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the pooling and servicing agreement for the Securitization of such Securitizing Note Holder’s Note and provide reasonable opportunity to review and comment on such documents.

(c)                If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate at the Non-Lead Securitization Note Holder’s expense with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer and custodian for the applicable Non-Lead Securitization).

Section 28.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 29.            Broker. Each Note Holder represents to each other that it has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with consummation of any of the transactions contemplated hereby.

Section 30.            Certain Matters Affecting the Agent.

(a)                The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any documents delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)                The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)                The Agent shall not be bound to make any investigation into the facts or matters stated in any documents delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 31.            Reserved.

Section 32.            Resignation or Termination of Agent. The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Argentic, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of UBS AG, New York Branch without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

Section 33.            Resizing. Notwithstanding any other provision of this Agreement, for so long as any Note Holder or an affiliate thereof (each, a “Resizing Entity”) is the owner of any Note that is not included in a Securitization (each, an “Owned Note”), such Resizing Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in each case, as applicable “New Notes”) reallocating the principal of an Owned Note to such New Notes; or severing an Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of such Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement, and (iv) the Resizing Entity holding the New Notes shall notify the Controlling Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. If the Lead Securitization Note Holder so requests, the Resizing Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of each other Note. In connection with the foregoing, provided the conditions set forth in clauses (i) through (iv) above are satisfied, the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal and that each New Note shall be a “Note” hereunder and for purposes of adding and modifying any definitions related thereto. If more than one New Note is created hereunder, for purposes of exercising the rights of a Controlling Note Holder or Non-Controlling Note Holder hereunder, the “Controlling Note Holder” or “Non-Controlling Note Holder”, as applicable, shall be as provided in the definitions of such terms in this Agreement; provided that the Controlling Note Holder shall be entitled to designate any New Note created from the existing Controlling Note to be a Non-Controlling Note hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

ARGENTIC REAL ESTATE FINANCE LLC, a Delaware limited liability company, as Note A-1 Holder By: Argentic Investment Management LLC, its Authorized Signatory

By:	/s/ Michael Schulte
Name: Michael Schulte
Title: Authorized Signatory

UBS AG, as Note A-2 Holder

By:	/s/ Racquel Small
Name: Racquel Small
Title: Executive Director

By:	/s/ Andrew Lisa
Name: Andrew Lisa
Title: Associate Director

ARGENTIC REAL ESTATE FINANCE LLC, a Delaware limited liability company, as Note A-3 Holder By: Argentic Investment Management LLC, its Authorized Signatory

By:	/s/ Michael Schulte
Name: Michael Schulte
Title: Authorized Signatory

Phoenix Industrial Portfolio V Agreement Between Note Holders

UBS AG, as Note A-4 Holder

By:	/s/ Racquel Small
Name: Racquel Small
Title: Executive Director

By:	/s/ Andrew Lisa
Name: Andrew Lisa
Title: Associate Director

ARGENTIC REAL ESTATE FINANCE LLC, a Delaware limited liability company, as Note A-5 Holder By: Argentic Investment Management LLC, its Authorized Signatory

By:	/s/ Michael Schulte
Name: Michael Schulte
Title: Authorized Signatory

  Phoenix Industrial Portfolio V Agreement Between Note Holders

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower(s):	Phoenix Newton Industrial Investors LLC; Phoenix Coffeyville Industrial Investors LLC; Phoenix Fort Smith Industrial Investors LLC; Phoenix Flint Center Road, LLC
Date of Mortgage Loan:	November 24, 2020
Date of Notes:	November 24, 2020
Original Principal Amount of Mortgage Loan:	$95,000,000
Promissory Note A-1 Principal Balance:	$45,000,000
Promissory Note A-2 Principal Balance:	$23,000,000
Promissory Note A-3 Principal Balance:	$15,000,000
Promissory Note A-4 Principal Balance:	$7,000,000
Promissory Note A-5 Principal Balance:	$5,000,000
Location of Mortgaged Property:	Various
Initial Maturity Date:	December 6, 2030

A-1

EXHIBIT B

1.       Note A-1 Holder:

(Prior to Securitization of Note A-1):

To Argentic Real Estate Finance LLC:

Argentic Real Estate Finance LLC
31 West 27th Street, 12th Floor

New York, New York 10001
Attention: Michael Schulte

with a copy to:

Dechert LLP
300 South Tryon Street, Suite 800
Charlotte, North Carolina 28202
Attention: Stewart McQueen

Following Securitization of Note A-1 the applicable notice addresses set forth in the related Securitization Servicing Agreement.

2.       Note A-2 Holder:

(Prior to Securitization of Note A-2):

To UBS AG, New York Branch:

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

1285 Avenue of the Americas

New York, New York 10019

Attention:  Henry Chung

Email:  henry.chung@ubs.com

with a copy to:

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

1285 Avenue of the Americas

New York, New York 10019

Attention: Chad Eisenberger

Email: chad.eisenberger@ubs.com

with a copy to:

B-1

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Frank Polverino, Esq.
Facsimile No.: (212) 504-6666
Email: frank.polverino@cwt.com

Following Securitization of Note A-2 the applicable notice addresses set forth in the related Securitization Servicing Agreement.

3.       Note A-3 Holder:

(Prior to Securitization of Note A-3):

To Argentic Real Estate Finance LLC:

Argentic Real Estate Finance LLC
31 West 27th Street, 12th Floor

New York, New York 10001
Attention: Michael Schulte

with a copy to:

Dechert LLP
300 South Tryon Street, Suite 800
Charlotte, North Carolina 28202
Attention: Stewart McQueen

Following Securitization of Note A-3 the applicable notice addresses set forth in the related Securitization Servicing Agreement.

4.       Note A-4 Holder:

(Prior to Securitization of Note A-4):

To UBS AG, New York Branch:

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

1285 Avenue of the Americas

New York, New York 10019

Attention:  Henry Chung

Email:  henry.chung@ubs.com

with a copy to:

B-2

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

1285 Avenue of the Americas

New York, New York 10019

Attention: Chad Eisenberger

Email: chad.eisenberger@ubs.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Frank Polverino, Esq.
Facsimile No.: (212) 504-6666
Email: frank.polverino@cwt.com

Following Securitization of Note A-4 the applicable notice addresses set forth in the related Securitization Servicing Agreement.

5.       Note A-5 Holder:

(Prior to Securitization of Note A-5):

To Argentic Real Estate Finance LLC:

Argentic Real Estate Finance LLC
31 West 27th Street, 12th Floor

New York, New York 10001
Attention: Michael Schulte

with a copy to:

Dechert LLP
300 South Tryon Street, Suite 800
Charlotte, North Carolina 28202
Attention: Stewart McQueen

Following Securitization of Note A-5 the applicable notice addresses set forth in the related Securitization Servicing Agreement.

B-3

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Capital Trust, Inc.
9.	Clarion Partners
10.	Colony Capital, LLC / Colony Financial, Inc.
11.	CreXus Investment Corporation/Annaly Capital Management
12.	DLJ Real Estate Capital Partners
13.	Dune Real Estate Partners
14.	Eightfold Real Estate Capital, L.P.
15.	Five Mile Capital Partners
16.	Fortress Investment Group, LLC
17.	Garrison Investment Group
18.	Goldman, Sachs & Co.
19.	H/2 Capital Partners LLC
20.	Hudson Advisors
21.	Investcorp International
22.	iStar Financial Inc.
23.	J.P. Morgan Investment Management Inc.
24.	JER Partners
25.	KKR Real Estate Manager Finance LLC
26.	Lend-Lease Real Estate Investments
27.	Libremax Capital LLC
28.	LoanCore Capital
29.	Lone Star Funds
30.	Lowe Enterprises
31.	Normandy Real Estate Partners
32.	One William Street Capital Management, L.P.
33.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
34.	Praedium Group
35.	Raith Capital Partners, LLC
36.	Rialto Capital Management, LLC
37.	Rialto Capital Advisors LLC
38.	Rimrock Capital Management LLC
39.	Rockpoint Group
40.	Rockwood
41.	RREEF Funds
42.	Square Mile Capital Management
43.	Starwood Capital Group/Starwood Financial Trust
44.	The Blackstone Group
45.	The Carlyle Group
46.	Torchlight Investors
47.	Walton Street Capital, L.L.C.
48.	Westbrook Partners
49.	WestRiver Capital
50.	Wheelock Street Capital
51.	Whitehall Street Real Estate Fund, L.P.

C-1